UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 12, 2014

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2014, II-VI Incorporated (the “Company”) agreed to employment terms with Mary Jane Raymond, whereby Ms. Raymond has agreed to join the Company as its Chief Financial Officer, effective March 20, 2014. Ms. Raymond will succeed Craig A. Creaturo, the current Chief Financial Officer and Treasurer of the Company, whose departure was previously announced in a Form 8-K filed with the Securities and Exchange Commission on November 6, 2013. Upon Mr. Creaturo’s departure on April 4, 2013, Ms. Raymond will also assume the role of Treasurer of the Company. Ms. Raymond, age 54, previously served as Executive Vice-President and Chief Financial Officer of Hudson Global, Inc., a recruitment and related talent solutions company listed on NASDAQ, since December 2005.

Pursuant to the terms agreed to between Ms. Raymond and the Company, Ms. Raymond will receive an initial annual salary of $300,000 and will be eligible to receive an annual incentive bonus for fiscal 2014 of up to $100,000, payable based on the achievement of certain goals to be developed by the Company’s Chief Executive Officer. In fiscal 2015 Ms. Raymond’s incentive bonus potential will increase to $400,000. Ms. Raymond will also receive, subject to approval of the Company’s Board of Directors, two equity grants under the Company’s current 2012 Omnibus Incentive Plan consisting of (i) a stock option grant exercisable for 30,000 shares, which will vest annually over a five-year period and (ii) 15,000 shares of restricted stock, which will vest in its entirety on the on the third anniversary of the grant date.

Ms. Raymond will be eligible to receive fifteen days of paid vacation, and will receive certain relocation expense reimbursement. Ms. Raymond will be eligible to participate in the full range of benefits offered by the Company, including health and welfare plans, medical and dental, life and disability insurance as well as the Company’s current retirement and 401(k) plans. The offer of employment is contingent upon Ms. Raymond entering into an employment agreement with the Company.

There are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Ms. Raymond that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation Disclosure

On March 12, 2014, the Company issued a press release announcing that Ms. Raymond will be joining the Company as Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release, dated March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: March 12, 2014	By:	/s/ Francis J. Kramer
Francis J. Kramer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 12, 2014.